Exhibit 10.1

FOURTH AMENDMENT TO

REVOLVING FACILITY CREDIT AGREEMENT

This FOURTH AMENDMENT TO REVOLVING FACILITY CREDIT AGREEMENT, dated as of July 7, 2021 (this “Amendment”), is by and among ROYAL GOLD, INC., a corporation organized under the laws of the State of Delaware, as borrower (the “U.S. Borrower”), RGLD Gold AG, a company incorporated under the laws of Switzerland with its registered address at Alpenstrasse 6, 6004 Lucerne, Switzerland (the “Swiss Borrower” and collectively with the U.S. Borrower, the “Borrowers” and each, a “Borrower”), RG ROYALTIES, LLC (f/k/a RG Mexico, Inc.), a limited liability company organized under the laws of the State of Delaware, as a guarantor (“RG Royalties”), ROYAL GOLD INTERNATIONAL HOLDINGS, INC., a corporation organized under the laws of the State of Delaware, as a guarantor (“RG International”), RGLD HOLDINGS, LLC,  a Delaware limited liability company (“RGLD Holdings”), RGLD Gold (Canada) ULC, an Alberta unlimited liability company (“RGLD Gold”), INTERNATIONAL ROYALTY CORPORATION, a Canadian corporation (“International Royalty” and together with RG Royalties, RG International, RGLD Holdings and RGLD Gold, the “Guarantors” and each, a “Guarantor”), those banks and financial institutions identified as a “Lender” on the signature pages hereto (individually, each a “Lender” and collectively, the “Lenders”), THE BANK OF NOVA SCOTIA, in its capacity as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders and THE BANK OF NOVA SCOTIA, CANADIAN IMPERIAL BANK OF COMMERCE and BOFA SECURITIES, INC. as joint lead arrangers.

Recitals

A.The Administrative Agent, the Lenders, the Borrowers and the Guarantors are parties to that certain Revolving Facility Credit Agreement, dated as of June 2, 2017 (as amended by the Amendment and Consent to Revolving Facility Credit Agreement, dated as of May 15, 2018, the Second Amendment to Revolving Facility Credit Agreement, dated as of June 3, 2019, Amendment No. 3 to Revolving Facility Credit Agreement, dated as of September 20, 2019 and as further amended, modified, supplemented and restated from time to time, the “Credit Agreement” and as amended by this Amendment, the “Amended Credit Agreement”).

B.The Borrowers desire to extend the Maturity Date and make other amendments to the Credit Agreement.

C.The Borrowers have requested that the Administrative Agent and each Lender consent to the modifications contemplated by this Amendment.

D.The Administrative Agent and each Lender is willing to agree to such request, subject to and in accordance with the terms and conditions set forth in this Amendment.

Agreement

NOW, THEREFORE, in consideration of the premises and the mutual agreements, representations and warranties herein set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

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1.Defined Terms.  Capitalized terms used but not defined in this Amendment shall have the meanings given thereto in the Credit Agreement.
2.Amendments to the Credit Agreement.  Subject to the terms and conditions of this Amendment, including, without limitation, the conditions to effectiveness set forth in Section 4 below, the Credit Agreement is hereby amended as follows:
a.The definition of “Maturity Date” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Maturity Date” means July 7, 2026.

b.Section 1.1 of the Credit Agreement is hereby amended by adding the following definitions in the appropriate alphabetical order therein:

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Alternative Benchmark Rate” means BSBY, provided that, in all events, the relevant alternative (a) is displayed on a screen or other information service selected by the Administrative Agent in its reasonable discretion; (b) is administratively feasible for the Administrative Agent; (c) the applicable benchmark administrator publishes, publicly announces or makes publicly available that such benchmark is administered in accordance with the International Organization of Securities Commission’s Principles for Financial Benchmarks; (d) has been referenced in at least five then-outstanding Dollar denominated syndicated credit facilities substantially similar to the credit facilities under this Agreement that reference (as a result of amendment or as originally executed in the six months immediately preceding this determination) such rate as the operative benchmark; (e) such syndicated credit facilities contemplated by (d) are identified by the Administrative Agent in any notice pursuant to Section 3.6(d); and (f) the relevant governing agreements for the syndicated credit facilities contemplated by (d) are publicly available.

“Available Tenor” means, as of any date of determination and with respect to the then current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date.

“Benchmark” means, initially, USD LIBOR; provided that if a replacement of the Benchmark has occurred pursuant to Section 3.6, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.

“Benchmark Replacement” means, for any Available Tenor:

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(1) For purposes of clause (a) of Section 3.6, the first alternative set forth below that can be determined by the Administrative Agent: (a) the sum of: (i) Term SOFR and (ii) 0.11448% (11.448 basis points) for an Available Tenor of one-month’s duration, 0.26161% (26.161 basis points) for an Available Tenor of three-months’ duration, and 0.42826% (42.826 basis points) for an Available Tenor of six-months’ duration, (b) the Alternative Benchmark Rate or (c) the sum of: (i) Daily Simple SOFR and (ii) the spread adjustment selected or recommended by the Relevant Governmental Body for the replacement of the tenor of USD LIBOR with a SOFR-based rate having approximately the same length as the interest payment period specified in clause (a) of Section 3.6; and

(2) For purposes of clause (b) of Section 3.6, the sum of (a) the alternate benchmark rate and (b) an adjustment (which may be a positive or negative value or zero), in each case, that has been selected by the Administrative Agent and the Borrowers as the replacement for such Available Tenor of such Benchmark giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the Relevant Governmental Body, for U.S. dollar-denominated syndicated credit facilities at such time;

provided that, if the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Credit Documents.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Banking Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Credit Documents).

“Benchmark Transition Event” means, with respect to any then-current Benchmark other than USD LIBOR, the occurrence of a public statement or publication of information by or on behalf of the administrator of the then-current Benchmark, the regulatory supervisor for the administrator of such Benchmark, the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such

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Benchmark, a resolution authority with jurisdiction over the administrator for such Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark, announcing or stating that (a) such administrator has ceased or will cease on a specified date to provide all Available Tenors of such Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark or (b) all Available Tenors of such Benchmark are or will no longer be representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored.

“BSBY” means, for the applicable corresponding tenor, the Bloomberg Short-Term Bank Yield Index provided by Bloomberg Index Services Limited as administrator of the benchmark (or a successor administrator).

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

“Early Opt-in Effective Date” means, with respect to any Early Opt-in Election, the sixth (6th) Banking Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (Toronto time) on the fifth (5th) Banking Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Majority Lenders.

“Early Opt-in Election” means the occurrence of:

(1) a notification by the Administrative Agent to (or the request by the Borrowers to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding U.S. dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and

(2) the joint election by the Administrative Agent and the Borrowers to trigger a fallback from USD LIBOR and the provision by the Administrative Agent of written notice of such election to the Lenders.

“Erroneous Payment” has the meaning assigned to it in Section 14.23(a).

“Erroneous Payment Deficiency Assignment” has the meaning assigned to it in Section 14.23(d).

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“Erroneous Payment Impacted Class” has the meaning assigned to it in Section 14.23(d).

“Erroneous Payment Return Deficiency” has the meaning assigned to it in Section 14.23(d).

“Erroneous Payment Subrogation Rights” has the meaning assigned to it in Section 14.23(d).

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to USD LIBOR.

“Payment Recipient” has the meaning assigned to it in Section 14.23(a).

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“SOFR” means a rate per annum equal to the secured overnight financing rate for such Banking Day published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org (or any successor source for the secured overnight financing rate identified as such by the administrator of the secured overnight financing rate from time to time).

“Term SOFR” means, for the applicable corresponding tenor, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“USD LIBOR” means the London interbank offered rate for U.S. dollars.

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c.The following definitions in Section 1.1 of the Credit Agreement are hereby amended and restated in their entirety as follows:

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Obligations” shall mean all indebtedness, obligations and liabilities, present or future, absolute or contingent, matured or not, at any time owing by each Borrower or any Restricted Subsidiary (i) to any of the Credit Parties, or remaining unpaid to any of the Credit Parties, under or in connection with any of the Credit Documents, (ii) under or in connection with any Hedging Agreement with a Person who was a Lender at the time of the entry into such Hedging Agreement (or an Affiliate of a Lender at such time, and, for certainty, regardless of whether such counterparty subsequently ceases to be a Lender or an Affiliate of a Lender) (any such Person, a “Hedge Bank”) and (iii) under or in connection with any Cash Management Services provided by a Person who was a Lender at the time of the entry into such account or cash management service (or an Affiliate of a Lender at such time) (any such Person, a “Cash Management Bank”), and Obligations of a particular Obligor shall mean all indebtedness, obligations and liabilities, present or future, absolute or contingent, matured or not, at any time owing by such Obligor (x) to any of the Credit Parties, or remaining unpaid to any of the Credit Parties, under or in connection with any of the Credit Documents to which such Obligor is a party, (y) under or in connection with any Hedging Agreement with a Lender (or an Affiliate of a Lender, and, for certainty, regardless of whether such counterparty subsequently ceases to be a Lender or an Affiliate of a Lender) and (z) under or in connection with any account (including cash management accounts) or other cash management services provided by a Lender (or an Affiliate of a Lender).  For certainty, “Obligations” shall (x) include interest accruing subsequent to the filing of, or which would have accrued but for the filing of, a petition for bankruptcy, in accordance with and at the rate (including any rate applicable upon any Default or Event of Default to the extent lawful) specified herein, whether or not such interest is an allowable claim in such bankruptcy proceeding and (y) Erroneous Payment Subrogation Rights.  “Obligations” shall not include Excluded Swap Obligations.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA

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Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

d.Section 3.6 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“3.6Benchmark Replacement Setting

Notwithstanding anything to the contrary herein or in any other Credit Document:

(a)	On March 5, 2021 the Financial Conduct Authority (“FCA”), the regulatory supervisor of USD LIBOR’s administrator (“IBA”), announced in a public statement the future cessation or loss of representativeness of overnight/Spot Next, 1-month, 3-month, 6-month and 12-month USD LIBOR tenor settings. On the earlier of (i) the date that all Available Tenors of USD LIBOR have either permanently or indefinitely ceased to be provided by IBA or have been announced by the FCA pursuant to public statement or publication of information to be no longer representative and (ii) the Early Opt-in Effective Date, if the then-current Benchmark is USD LIBOR, the Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Credit Document in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action or consent of any other party to this Agreement or any other Credit Document. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a quarterly basis.
(b)	Upon the occurrence of a Benchmark Transition Event, the Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder and under any Credit Document in respect of any Benchmark setting at or after 5:00 p.m. on the fifth (5th) Banking Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Credit Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Majority Lenders. At any time that the administrator of the then-current Benchmark has permanently or indefinitely ceased to provide such Benchmark or such Benchmark has been announced by the regulatory supervisor for the administrator of such Benchmark pursuant to public statement or publication of information to be no longer representative of the underlying market and economic reality that such Benchmark is intended to measure and that

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representativeness will not be restored, the Borrowers may revoke any request for a borrowing of, conversion to or continuation of Loans to be made, converted or continued that would bear interest by reference to such Benchmark until the Borrowers’ receipt of notice from the Administrative Agent that a Benchmark Replacement has replaced such Benchmark, and, failing that, the Borrowers will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans. During the period referenced in the foregoing sentence, the component of the Base Rate based upon the Benchmark will not be used in any determination of Base Rate.
(c)	In connection with the implementation and administration of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Credit Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.
(d)	The Administrative Agent will promptly notify the Borrowers and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section.

At any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR or USD LIBOR), then the Administrative Agent may remove any tenor of such Benchmark that is unavailable or non-representative for Benchmark (including Benchmark Replacement) settings and (ii) the Administrative Agent may reinstate any such previously removed tenor for Benchmark (including Benchmark Replacement) settings.”

e.Section 11.2(l) of the Credit Agreement is hereby amended and restated in its entirety as follows: “Change in Fiscal Year. No Borrower or any Restricted Subsidiary shall change the end of its Fiscal Year except that the Borrowers and the Restricted Subsidiaries may change their Fiscal Year once at any time prior to the Maturity Date to be the twelve-month period ending on December 31st of each year.”
f.Article 14 of the Credit Agreement is hereby amended by adding the following new Section 14.23:

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“14.23Erroneous Payments

(a)	If the Administrative Agent notifies a Lender or any Person who has received funds on behalf of a Lender (any such Lender or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Lender shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Banking Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.
(b)	Without limiting immediately preceding clause (a), each Lender or any Person who has received funds on behalf of a Lender hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:
(i)	(A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

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(ii)	such Lender shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Banking Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 14.23(b).
(c)	Each Lender hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender under any Credit Document, or otherwise payable or distributable by the Administrative Agent to such Lender from any source, against any amount due to the Administrative Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement.
(d)	In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender at any time, (i) such Lender shall be deemed to have assigned its Loans (but not its Individual Commitments) with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Individual Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with the Borrowers) deemed to execute and deliver an assignment with respect to such Erroneous Payment Deficiency Assignment, and such Lender or shall deliver any Notes evidencing such Loans to the Borrowers or the Administrative Agent, (ii) the Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Individual Commitments which shall survive as to such assigning Lender and (iv) the Administrative Agent will reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. Subject to Section 15.5 (but excluding, in all events, any assignment consent or approval requirements (whether from a Borrower or otherwise)), the Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion

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thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Individual Commitments of any Lender and such Individual Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Administrative Agent has sold a Loan (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Lender under the Credit Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”) (provided that the Obligations of Borrowers and Guarantors under the Credit Documents in respect of the Erroneous Payment Subrogation Rights shall not be duplicative of such Obligations in respect of Loans that have been assigned to the Administrative Agent under an Erroneous Payment Deficiency Assignment); provided, further, that for the avoidance of doubt, this provision shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from a Borrower for the purpose of making such Erroneous Payment.
(e)	The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by a Borrower or any other Obligor, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from a Borrower or any other Obligor for the purpose of making such Erroneous Payment.
(f)	To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.
(g)	Each party’s obligations, agreements and waivers under this Section 14.23 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Individual Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Credit Document.
(h)	This Section 14.23 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrowers relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent.”

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g.Section 15.16 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“15.16Acknowledgment and Consent to Bail-In of EEA Affected Financial Institutions

Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Credit Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)	the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)	the effects of any Bail-In Action on any such liability, including, if applicable:
(i)	a reduction in full or in part or cancellation of any such liability;
(ii)	a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document or
(iii)	the variation of the terms of liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.”

h.Schedule A to the Credit Agreement is hereby amended and restated in its entirety as follows:

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SCHEDULE A
LENDERS AND INDIVIDUAL COMMITMENTS

Lenders	Individual Commitment
The Bank of Nova Scotia	$180,000,000.00
Canadian Imperial Bank of Commerce	$180,000,000.00
Bank of America, N.A.	$180,000,000.00
Goldman Sachs Bank USA	$80,000,000.00
Bank of Montreal, Chicago Branch	$100,000,000.00
National Bank of Canada	$100,000,000.00
Royal Bank of Canada	$100,000,000.00
The Toronto-Dominion Bank	$80,000,000.00

3.Representations and Warranties; Reaffirmation of Security Interests.
a.Each Borrower and each other Obligor hereby (i) confirms that all of the representations and warranties set forth in the Credit Agreement are true and correct in all material respects (without duplication of any materiality qualifier in the text of such representation or warranty) with respect to such Obligor as of the Fourth Amendment Effective Date except to the extent that any such representation or warranty relates to a specific date in which case such representation or warranty shall be true and correct as of such earlier date, and (ii) covenants to perform its respective obligations under the Amended Credit Agreement.
b.Each Borrower and each other Obligor hereby further represents and warrants that (i) this Amendment has been duly authorized, executed and delivered by each of them, (ii) this Amendment is binding upon and enforceable against each of them in accordance with its terms, (iii) no Default or Event of Default has occurred and is continuing or will occur as a result of the consummation of the transactions contemplated hereby, and (iv) the Recitals set forth above are true and correct in all respects.
c.Each Borrower, each other Obligor, and the Pledgor hereby irrevocably confirms and agrees that each Credit Document to which it is a party, and all guaranties, grants of security, debentures, mortgages, liens, deeds, pledges and rights thereunder, respectively, are hereby continued, ratified and confirmed, remain in full force and effect, remain fully perfected, and apply to the Amended Credit Agreement.

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4.Conditions Precedent.  This Amendment shall become effective as of the date hereof upon (and only upon) satisfaction of the following conditions precedent (the “Fourth Amendment Effective Date”):
a.The Administrative Agent shall have received duly executed originals of this Amendment from each Obligor and each Lender;
b.The Administrative Agent shall have received evidence that all material governmental, shareholder, board of director and third party consents and approvals necessary in connection with the execution, delivery and performance of this Amendment and the other transactions contemplated thereby have been obtained;
c.The Administrative Agent shall have received, in form and substance reasonably satisfactory to the Administrative Agent, a certificate from the secretary or a member of the board of directors or other equivalent officer of each Obligor, together with certified copies of each of the following attachments (to the extent applicable in the relevant jurisdiction):
(i)	copies of or, to the extent such document has not changed since the last delivery thereof to the Administrative Agent, a certification of no change to the articles of incorporation or other charter documents, as applicable, of such Obligor certified to be true and complete as of a recent date by the appropriate governmental authority of the jurisdiction of its incorporation or organization;
(ii)	a copy of or, to the extent such document has not changed since the last delivery thereof to the Administrative Agent, a certification of no change to the bylaws or comparable operating agreement of such Obligor;
(iii)	copies of certificates of good standing, existence or its equivalent with respect to such Obligor certified as of a recent date by the appropriate governmental authorities of the jurisdiction of incorporation or organization and each other jurisdiction in which the failure to so qualify and be in good standing could reasonably be expected to have a Material Adverse Effect on the business or operations of such Obligor;
(iv)	copies of resolutions of (i) the board of directors of such Obligor and (ii) the shareholders' meeting of the Swiss Borrower, approving and adopting this Amendment, the transactions contemplated herein and authorizing execution and delivery thereof; and
(v)	incumbency signatures of appropriate officers or authorized signatories of such Obligor, including each officer or authorized signatory executing this Amendment;
d.The Administrative Agent shall have received a certificate of a senior officer of the U.S. Borrower, in such capacity, certifying that, to the best of his knowledge after due inquiry, (i) no Default or Event of Default has occurred and is continuing or will occur as a result of the consummation of the transactions contemplated hereby and (ii) all representations and

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warranties contained in the Credit Documents are true and correct in all material respects (without duplication of any materiality qualifier in the text of such representation or warranty);
e.The Administrative Agent shall have received, in form and substance reasonably satisfactory to the Administrative Agent and Lenders, opinions of legal counsel (including local counsel to the extent required by the Administrative Agent) for the Obligors dated as of the date hereof and addressed to the Administrative Agent and each Lender;
f.The Borrowers shall have paid to the Lead Arrangers (as defined in the Fee Letter (defined below)), the Administrative Agent and the Lenders all fees and expenses required to be paid on the Fourth Amendment Effective Date pursuant to the Credit Documents and the Fee Letter, dated as of July 7, 2021, among the Borrower and the Lead Arrangers (the “Fee Letter”); and
g.The Borrowers shall have paid all reasonable costs, fees and expenses paid or incurred by the Administrative Agent incident to this Amendment and the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and expenses of the Administrative Agent’s counsel in connection with the negotiation, preparation, delivery and execution of this Amendment and any related documents and instruments, in each case, to the extent invoiced at least (2) two Banking Days prior to the Fourth Amendment Effective Date.
5.Limitation.  The amendments evidenced by this Amendment are effective only to the extent specifically set forth herein and shall be limited precisely as written, and nothing in this Amendment shall be deemed to: (a) constitute a waiver of compliance by any Borrower or any other Obligor with respect to any other term, provision or condition of the Credit Agreement or any other Credit Document; (b) constitute a consent to any other, further or future action, undertaking, obligation, liability or departure other than as specifically consented to hereby; or (c) waive, release, limit or prejudice any right or remedy that the Administrative Agent or the Lenders at any time may now have or may have in the future under or in connection with the Credit Agreement or any other Credit Document.
6.Miscellaneous Provisions.
a.This Amendment is a Credit Document.  The Amended Credit Agreement and the other Credit Documents are hereby ratified, approved, confirmed and continued in each and every respect, and the parties hereto agree that the Credit Agreement and the other Credit Documents remain in full force and effect in accordance with their respective terms.  Nothing in this Amendment shall be deemed or construed to constitute, and there has not otherwise occurred, a novation, cancellation, satisfaction, release, extinguishment or substitution of the indebtedness or the other obligations of the U.S. Borrower or any other Loan Party, in whole or in part, under any Credit Document or any guaranty, each of which remains in full force and effect.  All references to the Credit Agreement in each of the Credit Documents and in any other document or instrument shall hereafter be deemed to refer to the Amended Credit Agreement.  This Amendment shall not be construed as a waiver or amendment of any other provision of the Credit Agreement or the other Credit Documents or for any purpose, or a consent to any other, further or future action on the part of the Borrowers or the other Obligors that would require the waiver or consent of the Lenders, except, in each case, as expressly set forth herein.  Nothing in this Amendment shall affect, limit or impair the right of the Administrative Agent and the Lenders to demand compliance

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by the Obligors with all of the terms and conditions of the Credit Agreement and the other Credit Documents in all other instances.
b.This Amendment shall be governed by and construed in accordance with the laws of the State of New York, excluding that body of law relating to conflict of laws.  Each Obligor hereby irrevocably submits to the exclusive jurisdiction of any state or federal court sitting in New York, New York (and any appellate court thereof) over any legal action or proceeding with respect to this Agreement or any other Credit Document and each Obligor hereby irrevocably agrees that all claims in respect of any such proceeding may be heard and determined in such state court, or, to the extent permitted by law, in such federal court.  Each Obligor hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum or improper venue to the maintenance of any such proceeding.  Each Obligor irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party to the address prescribed by Section 15.1 of the Credit Agreement, such service to become effective five (5) Banking Days after such mailing.  Each Obligor agrees that a final judgment in any such proceeding shall be conclusive and may be executed upon and enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing herein shall limit the right of the Administrative Agent or any Lender to serve legal process in any other manner permitted by applicable Requirements of Law or to commence legal proceedings or otherwise proceed against any Obligor or its property in any other jurisdiction.  The taking of any proceedings in any one or more jurisdictions shall not preclude the taking of any proceedings in any other jurisdiction.
c.This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  This Amendment may be validly executed and delivered by facsimile, portable document format (.pdf) or other electronic transmission, and a signature by facsimile, portable document format (.pdf) or other electronic transmission shall be as effective and binding as delivery of a manually executed original signature.
d.The execution, delivery and effectiveness of this Amendment shall not prejudice, limit, or operate, or be deemed to operate, as a waiver of, any rights, powers or remedies of the Administrative Agent or the Lenders under the Credit Agreement or any other Credit Document or constitute a waiver of any provision thereof, except as expressly set forth herein.
e.This Amendment shall be binding upon and inure to the benefit of the Lenders, the Borrowers and the other Obligors, and their respective successors and assigns permitted by the Credit Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the date first above written.

U.S. Borrower:

ROYAL GOLD, INC.

By: /s/ Paul Libner

Name:	Paul Libner
Title:	Chief Financial Officer and Treasurer

Swiss Borrower:

RGLD GOLD AG

By: /s/ Paul Libner

Name:	Paul Libner
Title:	Vice Chairman of the Board of Directors

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Guarantors:

RG ROYALTIES, LLC

By: /s/ Paul Libner

Name:	Paul Libner
Title:	Vice President and Treasurer

ROYAL GOLD INTERNATIONAL HOLDINGS, INC.

By: /s/ Paul Libner

Name:	Paul Libner
Title:	Vice President and Treasurer

RGLD HOLDINGS, LLC

By: /s/ Paul Libner

Name:	Paul Libner
Title:	Vice President and Treasurer

RGLD GOLD (CANADA) ULC

By: /s/ Paul Libner

Name:	Paul Libner
Title:	Vice President and Treasurer

INTERNATIONAL ROYALTY CORPORAITON

By: /s/ Paul Libner

Name:	Paul Libner
Title:	Vice President and Treasurer

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Administrative Agent:

THE BANK OF NOVA SCOTIA

By: /s/ Alastair Borthwick
Name:Alastair Borthwick
Title:Managing Director

By: /s/ Agnes Podbielski
Name:Agnes Podbielski
Title:Director

Lender:

THE BANK OF NOVA SCOTIA

By: /s/ Ian Stephenson
Name:Ian Stephenson
Title:Managing Director

By: /s/ Monik Vora
Name:Monik Vora
Title:Associate Director

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Lender:

CANADIAN IMPERIAL BANK OF COMMERCE

By:/s/ Jens Paterson
Name:Jens Paterson
Title:Executive Director

CANADIAN IMPERIAL BANK OF COMMERCE

By:/s/ Warren Flannery
Name:Warren Flannery
Title:Executive Director

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Lender:

BANK OF AMERICA, N.A.

By:/s/ Scott Zuiderveen
Name:Scott Zuiderveen
Title:Senior Vice President

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Lender:

BANK OF MONTREAL, CHICAGO BRANCH

By:/s/ Andrew Berryman
Name:Andrew Berryman
Title:Director

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Lender:

ROYAL BANK OF CANADA

By:/s/ Stam Fountoulakis
Name:Stam Fountoulakis
Title:Authorized Signatory

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Lender:

GOLDMAN SACHS BANK USA

By:/s/ Jacob Elder
Name:Jacob Elder
Title:Authorized Signatory

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Lender:

NATIONAL BANK OF CANADA

By:/s/ Lauren Reid
Name:Lauren Reid
Title:Vice President

By:/s/ Allan Fordyce
Name:Allan Fordyce
Title:Managing Director

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Lender:

THE TORONTO-DOMINION BANK

By:/s/ Liza Straker
Name:Liza Straker
Title:Managing Director

By:/s/ Ryan Mrozek
Name:Ryan Mrozek
Title:Vice President

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